EXHIBIT 10.8
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                                 OPTION
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      Option given this 11th day of September 2000 by the CITY OF GAINESVILLE,
Georgia, 300 Green Street, S.E., Gainesville, Georgia 30501, Optionor, to NBOG BANCORPORATION, INC., F/K/A/ GSB/LLC, 1294 West Ridge Road, Suite E, Gainesville, Georgia 30501, Optionee.

  1. Optionor, in consideration of $11,325.00 paid by Optionee to Optionor, receipt of which is acknowledged by Optionor, grants to Optionee the exclusive right and option to purchase, on the following terms and conditions, that real property described in Exhibit "A" attached hereto and by reference made a part hereof.

  2. The term of this option shall be 120 days, commencing this date and continuing until January 29, 2001.

  3. The full purchase price of the property is $225,000.00, which amount shall be payable as provided in this agreement if Optionee elects to exercise this option.

  4. If Optionee purchases the property described in this option, and under the terms and conditions of this agreement, $11,325.00, the consideration paid for this option, shall be applied to the purchase price.

  5. Optionee may exercise this option by giving Optionor written notice, signed by Optionee, before the time set for expiration. Within 60 days after receipt of such notice, Optionor shall deliver to Optionee, against payment of the purchase price, a limited warranty deed to the property. Tender of Optionee's valid check for the purchase price less any amount already paid by Optionee and to be credited to Optionee shall constitute a sufficient tender.

  6. Title to the property shall be conveyed free and clear of all encumbrances. The ad valorem taxes on the property assessed or to be assessed for the year in which this transaction is finally consummated shall be prorated between the parties to the date of delivery of the deed on conveyance; if such taxes are not ascertainable at the time of delivery of the deed on conveyance, the amount of the prior year's taxes shall then be used as a basis of proration.

  7. If at any time before the consummation of the purchase and sale under this option it appears from laws, regulations, and/or ordinances, either national, state, or local, or for any other reason, that Optionee is unable to obtain necessary zoning, consents and permits to construct, install, and maintain building, driveways, approaches, and equipment in accordance with Optionee's plans to build a bank building and to operate and carry on a bank on or at the property, or that the property cannot for any reason be used as a bank, then Optionee may terminate this option and be under no obligation to complete the purchase and the consideration of $11,325.00 shall be returned by Optionor to Optionee.

  8. If Optionee does not exercise this option in accordance with its terms and within the option period, this option and the rights of Optionee shall automatically and immediately terminate without notice. In the event Optionee fails to exercise this option, Optionor shall retain the $11,325.00 paid as consideration for this option.

  9. All notices provided for in this agreement shall be deemed to have been duly given if and when deposited in the United States mail with proper and sufficient postage affixed, properly addressed to the party for whom intended at the party's above listed address, or when delivered personally to such party.

  10.  Time is of the essence of this option.

This option shall be binding upon and shall inure to the benefit of the parties to it, and to their respective heirs, successors, or assigns.

IN WITNESS WHEREOF, the parties have executed this option at Gainesville, Georgia, the day and year first above written.

Signed, sealed and delivered             CITY OF GAINESVILLE, GEORGIA
in the presence of:

/s/ Denise O. Jordan                     By:  /s/ J. Carlyle Cox
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Witness                                       Title: City Manager
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/s/ Linda L. Long
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Notary Public
Commission Expires: 6/15/01
(Seal)


Signed, sealed and delivered             NBOG BANCORPORATION, INC.
in the presence of:                      F/K/A/ GSB/LLC

/s/ Gary H. Anderson                     By:  /s/ Dr. Philip Moery
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Witness
                                              Title: Managing Partner
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/s/ Linda L. Long
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Notary Public
Commission Expires: 6/15/01
(Seal)